Exhibit 16.2

Shelley International CPA
443 E 10th Ave
Mesa, AZ 85204

April 8, 2008

Securities and Exchange Commission
Office of the Chief Accountant
PCAOB Letter File
100 F. Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

This letter is delivered by Shelley International CPA in connection with the filing by Vital Living, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K dated April 8, 2008.

We have reviewed the contents of Item 4.01(a) of such Current Report on Form 8-K and agree with the statements contained therein.

Respectfully,
/s/ Shelley International CPA